                                            Exhibit 11






          FORM OF TRUST AGREEMENT BETWEEN THE COLONIAL LIFE INSURANCE

             COMPANY OF AMERICA AND FINANCIAL INSTITUTION ACTING AS

                 TRUSTEE AND POLICYHOLDER OF THE GROUP POLICIES

                               AGREEMENT OF TRUST

    This Agreement of Trust (the "Agreement") is made and entered into this _____ day of ____________, 199_ by and between The Colonial Life Insurance Company of America, a New Jersey corporation with its principal place of business at One Granite Place, Concord, New Hampshire (the "Settlor" or "Issuing Company") and ______________________, a _______________ banking corporation having its principal office in ________________, (the "Trustee") for the establishment of a trust to be known as the Colonial Heritage Group Insurance Trust (the "Trust") for the purpose of enabling participating financial institutions throughout the State of New York which have applied for and been accepted as participants in this Trust and have accepted its terms and conditions (the "Members") to create an efficient means for offering insurance benefits to individuals who would be eligible for such benefits through the creation and continuation of the Trust and through life insurance and group joint and last survivor flexible premium variable life insurance (the "Policy" or "Policies") of Issuing Company:


                                   WITNESSETH


    WHEREAS, Issuing Company desires to underwrite variable life insurance in a group format, in accordance with New York Insurance Law, covering the individual lives of those persons to whom a Member has extended credit in the ordinary course
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of its business, who has deposited funds with the Member, whose loan is serviced by a Member or who has otherwise established an account with the Member (the "Participants");


    WHEREAS, the Members shall include only financial institutions doing business in New York and shall include only entities which are regulated by Federal and/or state regulatory bodies such as credit unions, corporate lending institutions, mortgage finance companies, commercial banks, savings and loan associations and any other organization or corporation principally engaged in lending money, financing business transactions, or servicing loans;


    WHEREAS, Section 4216 of the New York Insurance Law authorizes Issuing Company to issue the Policies to a trustee to hold such Policies solely as a conduit for the benefit of the Participants, who will be the individual certificate holders and the beneficiaries of the Trust;


    WHEREAS, the Trustee is duly qualified under the laws of the State of New York to hold such Policies;


    NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows:


    Section 1.  Appointment of the Trustee.  The Trustee by its execution of
    ---------   --------------------------
this Agreement accepts the Trusteeship and


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declares that it will receive and hold the Policies as Trustee by virtue of this
Agreement for the uses and purposes of the Trust, upon the terms and conditions herein provided.


    Section 2.  Trustee Responsibilities.  The Trustee shall hold the Policies
    ---------   ------------------------
issued to it until termination of the Trust as herein described or upon cancellation of the Policy in accordance with the terms thereof. The duties and obligations and rights of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations or rights shall be read into this Agreement against the Trustee.


    a. The Trustee shall make application to the Issuing Company for a group Policy that will provide reasonable benefits to the Participants in light of all circumstances and factors deemed to be relevant.


    b. The Trustee shall become the custodian and holder of the Policy of the Issuing Company, but will not be responsible for any promotional, marketing, enrollment, operational, administrative or investment functions or duties with respect thereto and shall not have the discretion to substitute another life insurance company for the Issuing Company or another policy for the Policy, or


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         exercise any voting rights under the Policy. Such Policy, when issued, shall automatically become subject to this Trust and shall not be deemed the separate property of the Trustee.


    c. The Trustee shall not hold, or invest, any funds whatsoever, shall not be liable or responsible to the Trust, or the Participants for the collection, remittance, forwarding, payment, or investment of premiums, or any recording thereof, and shall immediately remit to the Issuing Company all monies or correspondence received in connection therewith. All payments in connection with the Policy shall be paid directly to the Issuing Company.


    d. The Trustee shall not be liable or responsible for the payment, settlement processing or presentment of claims, or any recording thereof, arising out of the coverage afforded the Participants by the Policy hereunder.


    e. The Trustee shall look to the Issuing Company for the provision of all administrative services relating to the maintenance of the Policy, the Trust and records of the Participants.



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    Section 3.  Compensation.   The Trustee shall be entitled to reasonable fees
    ---------   ------------
and shall be reimbursed for all reasonable and necessary expenses which it may incur in the performance of its duties, such fees and expenses to be negotiated with the Settlor, but in no event shall such compensation bear any relationship to the assets held under the Policies.


The Issuing Company, as Issuing Company, shall not, for any purpose, be deemed a party to this Trust, or be responsible for its validity or sufficiency. The obligations of the Issuing Company shall be measured and determined solely by the terms and conditions of the Policy it may issue, and there shall be no obligations to any person whatsoever other than that stated in such Policy.


No Participant nor beneficiary nor any other person, shall have any rights or claim to benefits under this Trust except as specified in a Policy procured or entered into pursuant hereto. Any dispute as to eligibility, type, amount or duration of benefit shall be resolved by the administrator and the Issuing Company in accordance with the Policy.


Neither the Trustee, nor any Participant shall be liable for the failure or omission of the Issuing Company for any reason to pay any benefits or furnish any services under the Policy.



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    Section 4.  Hold Harmless.  The Settlor hereby indemnifies the Trustee for,
    ---------   -------------
and holds it harmless against, any loss, liability, costs or expenses (including attorneys fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee as the holder of record of the Policies hereunder.


    Section 5.  Termination.  The Trustee may resign and become and remain fully
    ---------   -----------
discharged from all further duty or responsibility hereunder, by written notice, effective not less than ninety (90) days after receipt thereof by Settlor, and the Settlor may remove the Trustee without the Trustee's consent at any time without assigning any cause therefore. No such resignation or removal shall be effective until a successor trustee has been appointed by Settlor and has accepted such appointment and all the Policies held in the Trust have been duly transferred to such successor trustee. The Trustee shall continue as Trustee for purposes of the dissolution and shall take any action with regard to the Policies which may be appropriate or required by Settlor. This Trust shall terminate sixty (60) days after the expiration of any remaining Policy held hereunder by the Trustee.


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     Section 6.  Situs and Construction of the Trust.  The Trust is accepted by
     ---------   -----------------------------------
the Trustee in the State of New York and shall be construed in accordance with the laws of the State of New York. Wherever any words are used in this Agreement the masculine shall be construed to include the feminine or neuter and the singular to include the plural and the plural, the singular.


    Section 7.  Amendments to the Trust.  This Agreement may be amended at any
    --------    -----------------------
time by agreement in writing between the Trustee and the Settlor.


    Section 8.  Mailing Addresses.  Mailing addresses for notice purposes shall
    ---------   -----------------
be as follows unless changed in writing:


           Settlor:

           The Colonial Life Insurance Company of America

           One Granite Place

           P.O. Box 2086

           Concord, New Hampshire  03301

           Attention:  Vice President, Corporate Accounts



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           Trustee:

           ____________________________________

           ____________________________________

           ____________________________________

           Attention:  __________________________________


     Section 9.  Counterparts.  This Agreement may be
     ---------   ------------
executed in any number of counterparts each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.


       Section 10.  Successors and Assigns.  This Agreement shall be binding
       ----------   ----------------------
upon the successors and assigns of the parties hereto. Except as stated herein, this Agreement is not subject to any conditions or qualifications.



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            IN WITNESS WHEREOF, The Colonial Life Insurance Company

of America and ___________________ have caused this Agreement to be executed on their behalf and have this day caused their respective corporate seals to be affixed by their duly authorized officers.


                               THE COLONIAL LIFE INSURANCE
                               COMPANY OF AMERICA, SETTLOR
                               AND ISSUING COMPANY


                               By:______________________________


                               Title:___________________________



                               ________________________, TRUSTEE



                               By:______________________________


                               Title:___________________________



s:\write\trust.krt


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